UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  May 12, 2003

RESTORAGEN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-30493	47-0727668
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5701 South 34th Street, Suite 203 Lincoln, Nebraska		68516
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  402-434-0780

Items 1, 2, 4, 5, 6, 8, 9, 10, 11 and 12 are not included.

Item 3.             Bankruptcy or Receivership.

On December 17, 2002, Restoragen, Inc. (the “Company”) filed a voluntary petition for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Nebraska (Case No. 02-83998).

Confirmation of Plan of Reorganization

On May 1, 2003, a confirmation hearing was held with respect to the Modified First Amended Plan of Reorganization of Restoragen, Inc. dated April 4, 2003 (the “Plan”).  The Court entered the Order Confirming the Plan (the “Confirmation Order”), and the Confirmation Order became final on May 12, 2003.  The Plan will become effective on June 19, 2003 (the “Effective Date”).  Copies of the Plan and the Confirmation Order are attached to this Current Report on Form 8-K as Exhibits.

The Plan identifies groups of creditors entitled to distributions of cash or new equity of the Company, including (i) holders of Note Claims and (ii) holders of Unsecured Claims.  The Plan provides that, after payment of administrative claims and priority tax claims, the holders of the Company’s outstanding secured promissory notes (who are currently owed approximately $19.9 million) will receive the remaining net proceeds from the Company’s sale of certain assets to Amylin Pharmaceuticals, Inc. and the GRF Transaction and 100% of the Replacement Common Stock, and the holders of unsecured claims will share pro rata in an unsecured set aside fund of not less than $450,000.  The holders of the Company’s outstanding Common Stock and Preferred Stock, and all accumulated dividends and warrants, options and related rights to purchase stock will be extinguished, and the equity holders will receive no distribution under the Plan.

Attached to this Current Report on Form 8-K as Exhibit 2.2 is information regarding the assets and liabilities of the Company in the form of an unaudited balance sheet as of April 30, 2003.

The Confirmation Order specifically provides that from May 1, 2003, the date of the Confirmation Order, until June 19, 2003, the Effective Date, Restoragen continues to exist as a corporate entity with all powers of a corporation.  On the Effective Date, the property of the bankruptcy estate will revest in Restoragen, and on and after the Effective Date, Restoragen may operate its business, and may use, acquire, and dispose of its property free of any restrictions of the Bankruptcy Code.  The Confirmation Order provides that all revested property of Restoragen will be free and clear of all Claims, liens, charges, other encumbrances and Interests, unless, prior to the Effective Date, the Secured Noteholders elect to retain the secured Notes.  If the Noteholders retain their security interest in the Notes, Restoragen’s patents and intellectual property would remain subject to a security interest.  The Company’s business following the Effective Date will consist of managing the remaining patent portfolio and managing the various licenses it has granted to Amylin Pharmaceuticals and other third parties.

Upon the Effective Date, the Board of Directors of the Company will be comprised of one person, who is to be selected by the holders of the Replacement Common Stock.  The initial director will be Michael Ellwein, Vice President of Medtronic, Inc., the agent for the holders of the secured Notes.  The management of the Company will consist of Michael Ellwein, Chairman, President and Chief Executive Officer.

Upon the Effective Date, the Company will adopt an Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”).  Under the Certificate of Incorporation, the Company will have authorized one hundred million (100,000,000) shares, consisting of 70,000,000 shares of common stock, $.01 par value per share, and 30,000,000 shares of preferred stock, $.01 par value per share.

As of December 17, 2002, the date the petition was filed with the Court, there were 7,337,415 shares of the Company’s common stock issued and outstanding (the “Old Common Stock”) and 366,192 shares of outstanding preferred stock (the “Old Preferred Stock”) convertible into 4,189,687 shares of Old Common Stock, together with accumulated but unpaid dividends.  As a result of the Plan, as of the Effective Date, all of the Company’s Old Common Stock, Old Preferred Stock and all related rights, warrants and options, accumulated dividends and all obligations of Restoragen relating thereto, will be canceled.  On the Effective Date, the Company will issue all shares of the Replacement Common Stock to the holders of the Note Claims.

On the Effective Date, the holders of Replacement Common Stock (approximately five parties) will be the only holders of the Company’s common stock.  Therefore, the Company intends to file a Form 15 with the Securities and Exchange Commission to terminate the registration of its common stock under Section 12 of the Securities Exchange Act of 1934, as amended (the “Act”) and discontinue its obligations as a reporting company under the Act.

GRF Transaction

The Confirmation Order also approved the Asset Purchase and License Agreement dated March 24, 2003 between Restoragen and Coolidge & Company, Inc., an entity owned by Thomas R. Coolidge, the Company’s former Chairman and Chief Executive Officer (the “Purchase Agreement”), and authorized the Company to enter into and perform the obligations under the Purchase Agreement.

As previously disclosed, the Company agreed to sell certain patents and related assets comprising the Company’s GRF development program to Coolidge & Company, or an affiliated entity called GHRCO, Inc. (“GHRCO”).  The Company agreed to sell the intellectual property portfolio pertaining to medical applications of GRF, as well as the development, clinical, production, quality and regulatory information and records, drug and clinical study inventory, production plasmids and other materials related to the GRF program to the extent in the possession or control of Restoragen.

Under the Purchase Agreement, Restoragen granted GHRCO an exclusive license to certain of the Company’s manufacturing patents for the recombinant production of GRF.  In addition, the Company assigned (to the extent still owned by Restoragen) certain residual assets relating to frog-derived peptides and biological testing for heavy metals, and granted an exclusive license to GHRCO (to the extent not previously licensed to a third party) for certain patents covering chorella virus promoters and a GRF-related bioassay.

The closing of the Purchase Agreement occurred on May 13, 2003.  GHRCO paid the Company $50,000 in cash at the closing and will pay a royalty of 1.5% of net sales of GRF products worldwide covered by the GRF Portfolio.  Anytime within four years after the Closing date, GHRCO will be entitled to “buy out” the royalty obligation for $1 million, or for $3 million thereafter.  In addition, GHRCO will make development milestone payments of $500,000 upon the filing of U.S. New Drug application with the FDA and $1 million one year after approval of a New Drug Application for a GRF medical use.

The Purchase Agreement and Amendment No. 1 to the Purchase Agreement are attached as exhibits to this Current Report on Form 8-K.   The GRF transaction is further described in the Plan.

Monthly Operating Report

On May 19, 2003, the Company filed with the Bankruptcy Court its Monthly Operating Reports for the month of April 2003, copies of which are attached hereto as Exhibit 99.1 and incorporated herein by reference.

The Monthly Operating Reports contain financial statements and other financial information that have not been audited or reviewed by independent accountants and may be subject to future reconciliation and adjustments.  The Monthly Operating Reports are in a format prescribed by applicable bankruptcy laws.  There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Reports are complete.  The Monthly Operating Reports also contain information for periods different from those required in the Company’s reports pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  This information might not be indicative of the Company’s financial condition or operating results for the period that would be reflected in the Company’s financial statements or in its reports pursuant to the Exchange Act.  Results set forth in any Monthly Operating Report should not be viewed as indicative of future results.

Item 7.             Financial Statements and Exhibits.

(a)                                  Financial Statements:

Unaudited Balance Sheet of Restoragen, Inc. as of April 30, 2003.  (See Exhibit 2.2)

(b)                                 Pro Forma Financial Information:  Not Applicable.

(c)                                  Exhibits:

2.1                                 First Amended Plan of Reorganization of Restoragen, Inc.

2.2                                 Unaudited Balance Sheet of Restoragen, Inc. as of April 30, 2003.

2.3                                 Asset Purchase and License Agreement between Restoragen, Inc. and Coolidge & Company, Inc. dated as of March 24, 2003.

2.4                                 Amendment No. 1 to Asset Purchase and License Agreement between Restoragen, Inc. and Coolidge & Company, Inc. dated May 12, 2003.

99.1                           April 2003 Monthly Operating Reports of Restoragen, Inc., filed on May 19, 2003 with the Bankruptcy Court.

99.2                           Order in re: Restoragen, Inc. Case No. BK02-83998 issued on May 1, 2003 by the United States Bankruptcy Court for the District of Nebraska, confirming the Restoragen, Inc. Modified First Amended Plan of Reorganization.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RESTORAGEN, INC.

By	/s/ David S. Walker
David S. Walker
Senior Vice President and
Chief Financial Officer

Dated:  May 27, 2003